As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HUT 8 CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	92-2056803 (I.R.S. Employer Identification No.)

1101 Brickell Avenue, Suite 1500 Miami, Florida (Address of Principal Executive Offices)	33131 (Zip Code)

Amended and Restated Hut 8 Corp. 2023 Omnibus Incentive Plan
(Full title of the plan)

Victor Semah

Chief Legal Officer & Corporate Secretary
Hut 8 Corp.
1101 Brickell Avenue, Suite 1500
Miami, Florida
(Name and address of agent for service)

(305) 224-6427
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Hut 8 Corp. (the “Registrant”) to register an additional 5,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), issuable under the Amended and Restated Hut 8 Corp. 2023 Omnibus Incentive Plan (as amended to date, the “Plan”). The Shares are being registered in addition to the 6,065,682 shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed on November 29, 2023 (File No. 333-275788) and the 17,644,625 shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed on June 18, 2025 (File No. 333-288152) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein and made part hereof, except as supplemented, amended or superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”):

a)             the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 25, 2026 (the “Annual Report”);

b)            the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 28, 2026, that are incorporated by reference into the Annual Report;

c)             the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 6, 2026;

d)            the Registrant’s Current Reports on Form 8-K, as filed with the SEC on February 25, 2026, April 28, 2026, May 1, 2026, June 5, 2026 and June 10, 2026; and

e)             the description of the Common Stock contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, as filed with the SEC on March 28, 2024.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Hut 8 Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 1, 2023).

4.2	Amended and Restated Bylaws of Hut 8 Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 1, 2023).

4.3*	Amended and Restated Hut 8 Corp. 2023 Omnibus Incentive Plan.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Raymond Chabot Grant Thornton LLP.

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages of this registration statement).

107*	Filing fee table.

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 11, 2026.

Hut 8 Corp.

By:	/s/ Victor Semah
Victor Semah
Chief Legal Officer & Corporate Secretary

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Asher Genoot, Sean Glennan and Victor Semah and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on June 11, 2026.

Signature	Title

/s/ Asher Genoot Asher Genoot	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sean Glennan Sean Glennan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Ho Michael Ho	Chief Strategy Officer and Director

/s/ Joseph Flinn Joseph Flinn	Director

/s/ E. Stanley O’Neal E. Stanley O’Neal	Director

/s/ Carl J. (Rick) Rickertsen Carl J. (Rick) Rickertsen	Director

/s/ Mayo A. Shattuck III Mayo A. Shattuck III	Director

/s/ William Tai William Tai	Director

/s/ Amy Wilkinson Amy Wilkinson	Director